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Exhibit 21.1

Subsidiaries of La Quinta Corporation

As of March 15, 2004

        Incorporated by reference to Exhibit 21.1 to the Joint Annual Report on Form 10-K lf La Quinta Corporation and La Quinta Properties, Inc. filed on March 7, 2003 and March 18, 2002, except that La Quinta Denver Peoria Street Ltd., MT Limited 1 LLC, T and F Properties, LP, MT General LLC, Meditrust Financial Services Corporation and Meditrust Acquisition Company LLC have been dissolved.

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  Exhibit 21.1
Subsidiaries of La Quinta Corporation